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                                                                       Exhibit 5

             [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]




                                 June 26, 1998

                                                                     28178.87804

Interiors, Inc.
320 Washington Street
Mt. Vernon, New York  10553

Ladies and Gentlemen:

          We are furnishing this opinion of counsel to Interiors, Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5 to the
                           -------
Registration Statement on Form S-3 (the "Registration Statement") to be filed by
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the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of up to 4,654,645 shares of the Company's Class A Common Stock, $.001 par value (the "Shares").
                                                          ------

          We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

          Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law as in effect on the date hereof.
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Interiors, Inc.
June 26, 1998
Page 2



          We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.


                                  Very truly yours,

                                  /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP